NEWS RELEASE

Enbridge Reports Strong Second Quarter Results, Reaffirms 2026 Guidance and Grows Secured Backlog to $41B

CALGARY, AB, July 31, 2026 /CNW/ - Enbridge Inc. (Enbridge or the Company) (TSX:ENB) (NYSE:ENB) today reported second quarter 2026 financial results, reaffirmed its 2026 financial guidance and provided a quarterly business update.

Highlights

(All financial figures are unaudited and in Canadian dollars unless otherwise noted. * identifies non-GAAP financial measures. Please refer to Non-GAAP Reconciliations Appendices.)

•
Second quarter GAAP earnings attributable to common shareholders of $1.4 billion or $0.64 per common share, compared with GAAP earnings attributable to common shareholders of $2.2 billion or $1.00 per common share in 2025
•
Adjusted earnings* of $1.4 billion or $0.63 per common share*, compared with $1.4 billion or $0.65 per common share in 2025
•
Adjusted earnings before interest, income taxes and depreciation and amortization (EBITDA)* of $4.8 billion, compared to $4.6 billion in 2025
•
Cash provided by operating activities of $4.1 billion, compared with $3.2 billion in 2025
•
Distributable cash flow (DCF)* of $2.9 billion, in-line with results in 2025
•
Reaffirmed 2026 full year financial guidance and medium-term financial outlook
•
Sanctioned and began construction of the US$1.0 billion Line 5 Relocation project in Wisconsin, supporting the continued safe and reliable delivery of energy to the Midwest, Ontario and Quebec
•
Signed exclusive option to acquire TTC Connector Pipeline (TTC Connector), expanding existing U.S. Gulf Coast footprint and increasing connectivity between Tres Palacios and Freeport LNG
•
Sanctioned the 2.6 Bcf/d Bay Runner Twin Pipeline (Bay Runner Twin), providing Permian natural gas supply to the Rio Grande LNG facility under long-term take-or-pay agreements
•
Completed Project Beacon open season for increased capacity on Algonquin Gas Transmission with demand exceeding initial expectations; working to commercialize potential expansion

CEO COMMENT

Greg Ebel, President and CEO commented the following:

"Shaped by ongoing geopolitical developments around the world, energy markets have remained volatile in recent months. While supply disruptions persist and uncertainty continues, one thing is clear; energy security, reliability, and affordability are more important than ever. Against this backdrop, Enbridge's scale, connectivity, and portfolio of strategic infrastructure assets position us to help strengthen North America's energy future while delivering value for customers and shareholders. We are advancing projects all across our businesses and in the second quarter added $1 billion to our now $41 billion growth project backlog. Year-to-date, we have sanctioned $9 billion of new projects and are well on track to meet our targeted $10-20 billion of new project announcements over the 2026 to 2027 timeframe.

"We continue to see a wide array of high-quality opportunities in our Gas Transmission business, driven by customer demand across the continent. In the U.S. Northeast, we completed an open season for Project Beacon, a proposed expansion of our Algonquin Gas Transmission system, which received significantly more interest than our initial expectations. We also signed an exclusive option to acquire the TTC Connector Pipeline. This pipeline will connect Enbridge's Tres Palacios Gas Storage facility to Freeport LNG and is expected to enter service by the end of the year. Lastly in our Permian JV, the Blackcomb Pipeline has begun commissioning and we've sanctioned the Bay Runner Twin to service additional trains at Rio Grande LNG.

"The accelerating momentum we're seeing in Canada to support growth in the Western Canadian Sedimentary Basin presents a differentiated opportunity for Enbridge. As production continues to increase, Enbridge is ideally positioned to help enable that growth through new WCSB egress, including various Mainline Optimizations, as well as opportunities on our other industry-leading Liquids assets. Our Regional Oil Sands system serves around 50% of all Alberta oil sands production, while our Southern Lights and Norlite systems provide critical diluent supply and are expandable alongside future production growth. These assets will become increasingly important to our growth profile as Canadian oil production rises in response to favourable market fundamentals and the implementation of more supportive policies by Canadian governments. As a result, Mainline Optimization Phase 2 has evolved into a broader suite of expansion opportunities, and as greater clarity emerges around policies supporting production growth later this year, Enbridge is well positioned to provide the egress solutions our customers require. This quarter we sanctioned and began construction on the Line 5 Relocation project in Wisconsin, which we expect to enter service in early 2027. The relocation reinforces the long-term reliability of Line 5, which remains essential to delivering secure, affordable energy to the Great Lakes region.

"Our Gas Distribution and Storage business continues to provide year-round reliable and affordable service to over 7 million customers. This quarter the Public Utilities Commission of Ohio Staff filed its report on our Enbridge Gas Ohio rate case. The report was constructive and we look forward to working with the Commission towards a settlement in 2027.

"Lastly, our Renewable Power segment continues to advance over 1.5 GW of safe harboured opportunities. This builds on the momentum we've seen over the past 12 months, which saw us sanction over 1.4 GW of solar and onshore wind generation capacity and 1.6 GWh of battery storage capacity, all underpinned by long-term power purchase agreements with Meta. We expect to sanction additional safe harboured projects during the remainder of the year.

"As our secured capital backlog continues to grow, our teams also remain focused on execution. This quarter we began construction on our largest project, the $4 billion Sunrise Expansion of our B.C. Pipeline system. This is in addition to a number of projects that are progressing well, including Tennessee Ridgeline, Aspen Point and the second phase of Sequoia Solar, all which are expected to enter service later this year.

"Looking ahead, we remain committed to being the first choice for our customers, policymakers, and regulators to advance essential infrastructure across North America under our all-of-the-above approach to energy investment. With an unmatched incumbent footprint, a $41 billion secured capital backlog, and $10 to $11 billion of annual growth investment capacity, Enbridge is well positioned to capitalize on the best macro environment for growth in the last 10 years. We will continue to add visibility to, and extend, our 5% growth outlook further into the future. Enbridge remains on track to deliver on our financial guidance this year, reinforcing the strength of our first-choice investment proposition."

FINANCIAL RESULTS SUMMARY

Financial results for the three months and six months ended June 30, 2026 and 2025 are summarized in the table below:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars, except per share amounts; number of shares in millions)
GAAP Earnings attributable to common shareholders	1,396	2,177	3,067	4,438
GAAP Earnings per common share	0.64	1.00	1.41	2.04
Cash provided by operating activities	4,111	3,238	6,453	6,291
Adjusted EBITDA[1]	4,776	4,644	10,586	10,472
Adjusted Earnings[1]	1,382	1,418	3,512	3,660
Adjusted Earnings per common share[1]	0.63	0.65	1.61	1.68
Distributable Cash Flow[1]	2,948	2,903	6,799	6,680
Weighted average common shares outstanding	2,184	2,180	2,183	2,180

1
Non-GAAP financial measures. Please refer to Non-GAAP Reconciliations Appendices.

GAAP earnings attributable to common shareholders for the second quarter of 2026 decreased by $0.8 billion, or $0.36 per share, compared with the same period in 2025. This decrease was primarily due to non-cash, unrealized changes in the value of derivative financial instruments used to manage foreign exchange, interest rate and commodity price risks. In addition, a non-cash pre-issuance hedge loss was recorded on an exchange of medium-term notes and a non-cash adjustment to crude oil inventory was recorded in our Liquids Pipelines segment. This was partially offset by the absence of an impairment of rate-regulated assets in Enbridge Gas Ohio and the operating performance items discussed below.

The period-over-period comparability of GAAP earnings attributable to common shareholders is impacted by certain unusual, infrequent or other non-operating factors which are noted in the reconciliation schedule included in Appendix A of this news release. Refer to the Company's Management's Discussion & Analysis for Q2 2026 filed in conjunction with the quarter-end financial statements for a detailed discussion of GAAP financial results.

Adjusted EBITDA in the second quarter of 2026 increased by $132 million compared with the same period in 2025. This was primarily as a result of the increased revenues attributable to the East Tennessee, Texas Eastern, and the Enbridge Gas Utah rate cases.

Adjusted earnings in the second quarter of 2026 decreased by $36 million, or $0.02 per share, compared with the same period in 2025, due to higher depreciation from assets placed into service and higher interest expense on incremental debt balances, partially offset by the operating performance discussed above.

DCF for the second quarter of 2026 increased $45 million compared with the same period in 2025, due primarily to EBITDA factors discussed above and the timing of maintenance capital expenditures, partially offset by higher incremental debt balances driving higher interest expense.

Detailed financial information and analysis can be found below under Second Quarter 2026 Financial Results.

FINANCIAL OUTLOOK

The Company reaffirms its 2026 financial guidance for adjusted EBITDA between $20.2 billion and $20.8 billion and DCF per share between $5.70 and $6.10.

The Company also reaffirms its post-2026 adjusted EBITDA, DCF per share, and EPS near-term average compound annual growth rate of approximately 5%.

FINANCING UPDATE

The Company's rolling 12-month Debt-to-EBITDA metric at the end of the second quarter of 2026 was 5.1x, elevated in part due to the period end debt balance translating at a 1.42 CAD/USD foreign exchange rate compared to EBITDA translating at an average trailing 12-month rate of 1.38.

SECURED GROWTH PROJECT EXECUTION UPDATE

Enbridge added over $1 billion to its secured growth backlog through the sanctioning of the Line 5 Relocation project. In addition, the Enbridge Houston Oil Terminal entered service during the quarter.

The secured growth backlog now sits at approximately $41 billion. Financing of the secured growth program is expected to be provided through the Company's anticipated $10 to $11 billion of annual growth capital investment capacity.

SECOND QUARTER BUSINESS UPDATES

Liquids Pipelines: Line 5 Relocation Project

Enbridge has sanctioned and begun construction of the Line 5 Relocation project in Wisconsin, which involves a 41-mile re-route of the existing pipeline system. Upon entering service, Recoverable Line 5 Capital will be added to Mainline rate base. All key state and federal permits have been secured, including right-of-way agreements and the U.S. Army Corps of Engineers' Clean Water Act permit. Enbridge expects the project to cost US$1.0 billion and enter service in early 2027.

Gas Transmission: TTC Connector

Enbridge has signed an exclusive option agreement to purchase the TTC Connector, an under-construction natural gas development connecting Tres Palacios Gas Storage to the Coastal Bend Header pipeline for delivery to Freeport LNG. TTC Connector is a 25-mile, 300 MMcf/d greenfield pipeline with direct connection to Tres Palacios Gas Storage. The development is supported by long-term service agreements with bp for all available capacity. Upon the pipeline entering service, Enbridge has the option to acquire TTC Connector at an accretive valuation.

Gas Transmission: Bay Runner Twin

Within the Whistler Joint Venture, Enbridge and partners have sanctioned the Bay Runner Twin, a twinning of the under-construction Bay Runner extension project delivering Permian natural gas supply to NextDecade's Rio Grande LNG facility in Texas. The project will run along Bay Runner's existing right-of-way, offering up to 2.6 Bcf/d of incremental capacity between Agua Dulce and Rio Grande. The Bay Runner Twin is underpinned by long-term take-or-pay agreements for all incremental service capacity, and is expected to enter service by 2030.

SECOND QUARTER 2026 FINANCIAL RESULTS

GAAP Segment EBITDA and Cash Flow from Operations

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars)
Liquids Pipelines	2,623	2,331	4,580	4,924
Gas Transmission	1,433	1,442	3,003	2,915
Gas Distribution and Storage	878	510	2,587	2,110
Renewable Power Generation	118	109	306	332
Eliminations and Other	(216)	1,167	(620)	1,207
EBITDA[1]	4,836	5,559	9,856	11,488

Earnings attributable to common shareholders	1,396	2,177	3,067	4,438

Cash provided by operating activities	4,111	3,238	6,453	6,291

1
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

For purposes of evaluating performance, the Company makes adjustments to GAAP reported earnings, segment EBITDA and cash flow provided by operating activities for unusual, infrequent or other non-operating factors, which allow management and investors to more accurately compare the Company’s performance across periods, normalizing for factors that are not indicative of underlying business performance. Tables incorporating these adjustments follow below. Schedules reconciling EBITDA, adjusted EBITDA, adjusted EBITDA by segment, adjusted earnings, adjusted earnings per share and DCF to their closest GAAP equivalent are provided in the Appendices to this news release.

Adjusted EBITDA By Segment

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars)
Liquids Pipelines	2,341	2,336	4,644	4,957
Gas Transmission	1,421	1,384	2,939	2,823
Gas Distribution and Storage	878	840	2,587	2,440
Renewable Power Generation	131	120	333	361
Eliminations and Other	5	(36)	83	(109)
Adjusted EBITDA[1]	4,776	4,644	10,586	10,472

Adjusted Earnings[1]	1,382	1,418	3,512	3,660

1
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

Adjusted EBITDA generated from U.S. dollar denominated businesses was translated to Canadian dollars at a similar average exchange rate (C$1.38/US$) in the second quarter of 2026 when compared with the same quarter in 2025 (C$1.38/US$). A significant portion of U.S. dollar earnings are hedged under the Company's enterprise-wide financial risk management program.

Liquids Pipelines

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026[1]	2025[1]
(unaudited; millions of Canadian dollars)
Mainline & Market Access Systems[2]	1,567	1,491	3,016	3,160
Regional Oil Sands & Express-Platte Systems	351	376	741	725
Gulf Coast & Other Systems[3]	423	469	887	1,072
Adjusted EBITDA[4]	2,341	2,336	4,644	4,957

1
Effective January 1, 2026, to better align with our operational structure, Enbridge reorganized the reporting sub-segments of Liquids Pipelines. Prior year comparatives have also been restated to reflect the reporting change.
2
Consists of Mainline System, Flanagan South Pipeline, Spearhead Pipeline, and Seaway Pipeline.
3
Consists of Gray Oak Pipeline, Cactus II Pipeline, Enbridge Ingleside Energy Center, Southern Lights, Bakken System, and others.
4
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

Liquids Pipelines adjusted EBITDA increased $5 million compared with the second quarter of 2025, primarily related to:

•
higher Mainline volumes, net of earnings sharing, higher Line 9 volumes, and benefits from system optimization initiatives; and
•
higher equity earnings from Seaway Pipeline due to higher spot volumes; partially offset by
•
lower Mainline tolls on Line 9 deliveries; and
•
lower revenue from Southern Lights following expiry of cost of service agreements on June 30, 2025.

Gas Transmission

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars)
U.S. Gas Transmission	1,175	1,098	2,351	2,269
Canadian Gas Transmission	143	150	365	317
Other[1]	103	136	223	237
Adjusted EBITDA[2]	1,421	1,384	2,939	2,823

1
Other consists of Tomorrow RNG, Gulf Offshore assets, our investment in DCP Midstream, and others.
2
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

Gas Transmission adjusted EBITDA increased $37 million compared with the second quarter of 2025, primarily related to:

•
increased revenues attributable to East Tennessee rate case settlement and Texas Eastern previously approved rate increase; partially offset by
•
lower equity earnings from our investment in DCP Midstream.

Gas Distribution and Storage

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars)
Enbridge Gas Ontario[1]	481	499	1,432	1,368
U.S. Gas Utilities[1]	380	335	1,113	1,050
Other	17	6	42	22
Adjusted EBITDA[2]	878	840	2,587	2,440

1
Enbridge Gas Inc. doing business as Enbridge Gas Ontario. U.S. Gas Utilities consist of The East Ohio Gas Company (doing business as Enbridge Gas Ohio), Questar Gas Company (doing business as Enbridge Gas Utah) and Public Service Company of North Carolina Incorporated (doing business as Enbridge Gas North Carolina).
2
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

Adjusted EBITDA for Enbridge Gas Ontario, Enbridge Gas Utah and Enbridge Gas North Carolina typically follows a seasonal profile. EBITDA is generally highest in the first and fourth quarters of the year. Seasonal profiles for Enbridge Gas Ontario, Enbridge Gas Utah and Enbridge Gas North Carolina reflect greater volumetric demand during the heating season and the magnitude of the seasonal adjusted EBITDA fluctuations will vary from year-to-year in Ontario reflecting the impact of colder or warmer than normal weather on distribution volumes. Enbridge Gas Ohio's earnings are largely decoupled from volumes and less impacted by weather fluctuations. Enbridge Gas Utah and Enbridge Gas North Carolina have revenue decoupling mechanisms that are not impacted by weather or gas volume variability, but revenues are shaped to align with the seasonal usage profile.

Gas Distribution and Storage adjusted EBITDA increased $38 million compared with the second quarter of 2025 primarily related to:

•
higher base rates for Enbridge Gas Utah and Enbridge Gas North Carolina due to recent rate cases.

When compared with the normal weather forecast embedded in rates, the positive impact of weather to adjusted EBITDA for Enbridge Gas Ontario was approximately $9 million in the second quarter of 2026, net of sharing, in line with the a positive impact of approximately $10 million in the same period of 2025.

Renewable Power Generation

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars)
Adjusted EBITDA[1]	131	120	333	361

1
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

Renewable Power Generation adjusted EBITDA increased $11 million compared with the second quarter of 2025 primarily related to:

•
contributions from assets placed into service since the second quarter of 2025.

Eliminations and Other

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars)
Operating and administrative recoveries	79	94	162	225
Realized foreign exchange hedge settlement (loss)/gain	(74)	(130)	(79)	(334)
Adjusted EBITDA[1]	5	(36)	83	(109)

1
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

Operating and administrative recoveries captured in this segment reflect the cost of centrally delivered services (including depreciation of corporate assets) inclusive of amounts recovered from business units for the provision of those services. U.S. dollar denominated earnings within operating segment results are translated at average foreign exchange rates during the quarter, and the impact of settlements made under the Company's enterprise foreign exchange hedging program are captured in this corporate segment.

Eliminations and Other adjusted EBITDA increased $41 million compared with the second quarter of 2025 primarily due to:

•
Lower realized foreign exchange losses on hedge settlements in 2026.

Distributable Cash Flow

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars; number of shares in millions)
Liquids Pipelines	2,341	2,336	4,644	4,957
Gas Transmission	1,421	1,384	2,939	2,823
Gas Distribution and Storage	878	840	2,587	2,440
Renewable Power Generation	131	120	333	361
Eliminations and Other	5	(36)	83	(109)
Adjusted EBITDA[1,3]	4,776	4,644	10,586	10,472
Maintenance capital	(227)	(316)	(445)	(545)
Interest expense[1]	(1,283)	(1,202)	(2,530)	(2,449)
Current income tax[1]	(232)	(227)	(581)	(617)
Distributions to noncontrolling interests and redeemable noncontrolling interest[1]	(116)	(95)	(215)	(195)
Cash distributions in excess of equity earnings[1]	135	190	247	197
Preference share dividends	(105)	(104)	(212)	(206)
Other receipts of cash not recognized in revenue[2]	17	43	(41)	53
Other non-cash adjustments[1]	(17)	(30)	(10)	(30)
DCF[3]	2,948	2,903	6,799	6,680
Weighted average common shares outstanding	2,184	2,180	2,183	2,180

1
Presented net of adjusting items.
2
Consists of cash received, net of revenue recognized, for contracts under make-up rights and similar deferred revenue arrangements.
3
Non-GAAP financial measures. Please refer to Non-GAAP Reconciliations Appendices.

Second quarter 2026 DCF increased $45 million compared with the same period of 2025 due to factors discussed above contributing to higher adjusted EBITDA, and:

•
lower maintenance capital due to timing; partially offset by
•
higher interest expense due to incremental debt issuances.

Adjusted Earnings

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars; except per share amounts)
Adjusted EBITDA[1,2]	4,776	4,644	10,586	10,472
Depreciation and amortization	(1,482)	(1,441)	(2,967)	(2,900)
Interest expense[2]	(1,288)	(1,213)	(2,541)	(2,474)
Income taxes[2]	(450)	(429)	(1,201)	(1,138)
Noncontrolling interests and redeemable noncontrolling interest[2]	(69)	(41)	(153)	(95)
Preference share dividends	(105)	(102)	(212)	(205)
Adjusted earnings[1]	1,382	1,418	3,512	3,660
Adjusted earnings per common share[1]	0.63	0.65	1.61	1.68

1
Non-GAAP financial measures. Please refer to Non-GAAP Reconciliations Appendices.
2
Presented net of adjusting items.

Adjusted earnings decreased $36 million and adjusted earnings per share decreased by $0.02 when compared with the second quarter of 2025, due to:

•
higher interest expense due to incremental debt issuances; and
•
higher depreciation from assets placed into service since the second quarter of 2025; partially offset by
•
higher adjusted EBITDA due to the operating factors discussed above.

CONFERENCE CALL

Enbridge will host a conference call and webcast on July 31, 2026 at 9:00 a.m. Eastern Time (7:00 a.m. Mountain Time) to provide a business update and review 2026 second quarter results. Analysts, members of the media and other interested parties can access the call toll free at 1-800-606-3040. The call will be webcast live at https://events.q4inc.com/attendee/193728984/. It is recommended that participants dial in or join the webcast fifteen minutes prior to the scheduled start time. A webcast replay will be available soon after the conclusion of the event and a transcript will be posted to the website. The replay will be available for seven days after the call toll-free 1-(800)-606-3040 (conference ID: 9581867).

The conference call format will include prepared remarks from the executive team followed by a question and answer session for the analyst and investor community only. Enbridge’s media and investor relations teams will be available after the call for any additional questions.

DIVIDEND DECLARATION

On July 27, 2026, our Board of Directors declared the following quarterly dividends. All dividends are payable on September 1, 2026 to shareholders of record on August 14, 2026.

Dividend per share
Common Shares	$0.9700
Preference Shares, Series A	$0.34375
Preference Shares, Series B	$0.32513
Preference Shares, Series D	$0.33825
Preference Shares, Series F	$0.34613
Preference Shares, Series G1	$0.30247
Preference Shares, Series H	$0.38200
Preference Shares, Series I2	$0.27789
Preference Shares, Series L	US$0.36612
Preference Shares, Series N	$0.41850
Preference Shares, Series P	$0.36988
Preference Shares, Series R	$0.39463
Preference Shares, Series 1	US$0.41898
Preference Shares, Series 3	$0.33050
Preference Shares, Series 4[3]	$0.29427
Preference Shares, Series 5	US$0.41769
Preference Shares, Series 7	$0.37425
Preference Shares, Series 9	$0.35450
Preference Shares, Series 11	$0.34231
Preference Shares, Series 13	$0.33719
Preference Shares, Series 15	$0.35163
Preference Shares, Series 19	$0.38825

1
The quarterly dividend per share paid on Preference Shares, Series G was increased to $0.30247 from $0.29616 on June 1, 2026 due to the reset of the dividend on a quarterly basis.
2
The quarterly dividend per share paid on Preference Shares, Series I was increased to $0.27789 from $0.27159 on June 1, 2026 due to the reset of the dividend on a quarterly basis.
3
The quarterly dividend per share paid on Preference Shares, Series 4 was increased to $0.29427 from $0.28797 on June 1, 2026 due to the reset of the dividend on a quarterly basis.

FORWARD-LOOKING INFORMATION

Forward-looking information, or forward-looking statements, have been included in this news release to provide information about Enbridge and its subsidiaries and affiliates, including management’s assessment of Enbridge and its subsidiaries’ future plans and operations. This information may not be appropriate for other purposes. Forward-looking statements are typically identified by words such as ‘‘anticipate’’, ‘‘believe’’, “estimate’’, ‘‘expect’’, ‘‘forecast’’, ‘‘intend’’, “likely”, ‘‘plan’’, ‘‘project’’, ‘‘target’’, and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking information or statements included or incorporated by reference in this document include, but are not limited to, statements with respect to the following: our corporate vision and strategy, including our strategic priorities and enablers; 2026 financial guidance and near-term outlook, including projected DCF per share, EPS and adjusted EBITDA and expected growth thereof; expected dividends, dividend growth and payout policy; expected supply of, demand for, exports of and prices of crude oil, natural gas, natural gas liquids (NGL), liquefied natural gas (LNG), renewable natural gas (RNG) and renewable energy; industry and market conditions; anticipated utilization of our assets; expected EBITDA and adjusted EBITDA; expected earnings/(loss) and adjusted earnings/(loss); expected DCF and DCF per share; expected future cash flows; expected shareholder returns and asset returns; expected performance of Enbridge’s businesses; financial strength, capacity and flexibility; financing costs and plans; expectations on leverage, including Debt-to-EBITDA ratio; expectations on sources of liquidity and sufficiency of financial resources; expected costs, benefits and in-service dates related to announced projects and projects under construction; investable capacity and capital allocation priorities; impact of weather and seasonality; expected future growth, development and expansion opportunities, including with respect to the Line 5 Relocation, Bay Runner Twin, and the TTC Connector; the characteristics, anticipated benefits, financing and timing of our acquisitions, dispositions and other transactions; government trade policies, as well as possible impacts of potential and announced tariffs, duties, fees, economic sanctions, or other trade measures and the timing thereof; expected future actions and decisions of regulators and courts and the timing and impact thereof; and toll and rate case discussions and proceedings and anticipated outcomes, timelines and impacts therefrom.

Although Enbridge believes these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Material assumptions include assumptions about the following: the expected supply of, demand for, export of and prices of crude oil, natural gas, NGL, LNG, RNG and renewable energy;

energy transition, including the drivers and pace thereof; global economic growth and trade; anticipated utilization of our assets; exchange rates; inflation; interest rates; tax laws and tax rates;

evolving government trade policies, including potential and announced tariffs, duties, fees, economic sanctions, or other trade measures; availability and price of labour and construction materials; the stability of our supply chain; operational reliability and performance; maintenance of support and regulatory approvals for our projects and transactions; anticipated in-service dates and final investment decisions; weather; the timing, terms and closing of announced and potential acquisitions, dispositions and other transactions and projects and the anticipated benefits thereof; governmental legislation; litigation; credit ratings; capital project funding; hedging program; expected EBITDA and adjusted EBITDA; expected earnings/ (loss) and adjusted earnings/(loss); expected earnings/(loss) or adjusted earnings/(loss) per share; expected future cash flows; expected future DCF and DCF per share; estimated future dividends; financial strength and flexibility; debt and equity market conditions; general economic and competitive conditions. Assumptions regarding the expected supply of and demand for crude oil, natural gas, NGL, LNG, RNG and renewable energy and the prices of these commodities are material to and underlie all forward-looking statements, as they may impact current and future levels of demand for our services. Similarly, exchange rates, inflation, interest rates and tariffs impact the economies and business environments in which we operate and may impact levels of demand for our services and cost of inputs and are therefore inherent in all forward-looking statements. The most relevant assumptions associated with forward-looking statements regarding announced projects and projects under construction, including estimated completion dates and expected capital expenditures, include the following: the availability and price of labour and construction materials; the stability of our supply chain; the effects of inflation and foreign exchange rates on labour and material costs; the effects of interest rates on borrowing costs; the impact of weather; and customer, government, court and regulatory approvals on construction and in-service schedules and cost recovery regimes.

Enbridge’s forward-looking statements are subject to risks and uncertainties pertaining to the successful execution of our strategic priorities; operating performance; legislative and regulatory parameters and decisions; litigation; acquisitions, dispositions and other transactions and the realization of anticipated benefits therefrom; evolving government trade policies, including potential and announced tariffs, duties, fees, economic sanctions or other trade measures; operational dependence on third parties; project approval and support; renewals of rights-of-way; weather; economic and competitive conditions; global geopolitical conflicts and conditions; political decisions; public opinion; dividend policy; changes in tax laws and tax rates; exchange rates; interest rates; inflation; commodity prices; access to and cost of capital; our ability to maintain adequate insurance in the future at commercially reasonable rates and terms; and supply of, demand for, and prices of commodities and other alternative energy, including but not limited to those risks and uncertainties discussed in this news release and in Enbridge’s other filings with Canadian and U.S. securities regulators. The impact of any one assumption, risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty, as these are interdependent, and our future course of action depends on management’s assessment of all information available at the relevant time. Except to the extent required by applicable law, Enbridge assumes no obligation to publicly update or revise any forward-looking statement made in this news release or otherwise, whether as a result of new information, future events or otherwise. All forward-looking statements, whether written or oral, attributable to us or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

ABOUT ENBRIDGE INC.

At Enbridge, we safely connect millions of people to the energy they rely on every day, fueling quality of life through our North American natural gas, oil and renewable power networks and our European offshore wind portfolio. We're investing in modern energy delivery infrastructure to sustain access to secure, affordable energy and building on more than a century of operating conventional energy infrastructure and two decades of experience in renewable power. We're advancing new technologies including hydrogen, renewable natural gas, and carbon capture and storage. Headquartered in Calgary, Alberta, Enbridge's common shares trade under the symbol ENB on the Toronto (TSX) and New York (NYSE) stock exchanges. To learn more, visit us at enbridge.com.

None of the information contained in, or connected to, Enbridge’s website is incorporated in or otherwise forms part of this news release.

FOR FURTHER INFORMATION PLEASE CONTACT:
Enbridge Inc. – Media	Enbridge Inc. – Investment Community
Jesse Semko	Marlon Samuel
Toll Free: (888) 992-0997	Toll Free: (800) 481-2804
Email: media@enbridge.com	Email: investor.relations@enbridge.com

NON-GAAP RECONCILIATIONS APPENDICES

This news release contains references to EBITDA, adjusted EBITDA, adjusted earnings, adjusted earnings per common share (EPS) and DCF per share. Management believes the presentation of these metrics gives useful information to investors and shareholders, as they provide increased transparency and insight into the performance of the Company.

EBITDA represents earnings before interest, tax, depreciation and amortization.

Adjusted EBITDA represents EBITDA adjusted for unusual, infrequent or other non-operating factors on both a consolidated and segmented basis. Management uses EBITDA and adjusted EBITDA to set targets and to assess the performance of the Company and its business units.

Adjusted earnings represent earnings attributable to common shareholders adjusted for unusual, infrequent or other non-operating factors included in adjusted EBITDA, as well as adjustments for unusual, infrequent or other non-operating factors in respect of depreciation and amortization expense, interest expense, income taxes, noncontrolling interests and redeemable noncontrolling interests on a consolidated basis. Management uses adjusted earnings as another measure of the Company’s ability to generate earnings and uses EPS to assess performance of the Company.

DCF is defined as cash flow provided by operating activities before the impact of changes in operating assets and liabilities (including changes in environmental liabilities) less distributions to noncontrolling interests and redeemable noncontrolling interests, preference share dividends and maintenance capital expenditures and further adjusted for unusual, infrequent or other non-operating factors. Management also uses DCF to assess the performance of the Company and to set its dividend payout target.

This news release also contains references to Debt-to-EBITDA, a non-GAAP ratio which utilizes adjusted EBITDA as one of its components. Debt-to-EBITDA is used as a liquidity measure to indicate the amount of adjusted earnings to pay debt, as calculated on the basis of generally accepted accounting principles in the United States of America (U.S. GAAP), before covering interest, tax, depreciation and amortization.

Reconciliations of forward-looking non-GAAP financial measures and non-GAAP ratios to comparable GAAP measures are not available due to the challenges and impracticability of estimating certain items, particularly certain contingent liabilities and non-cash unrealized derivative fair value losses and gains subject to market variability. Because of those challenges, a reconciliation of forward-looking non-GAAP financial measures and non-GAAP ratios is not available without unreasonable effort.

Our non-GAAP financial measures and non-GAAP ratios described above are not measures that have standardized meaning prescribed by U.S. GAAP and are not U.S. GAAP measures. Therefore, these measures may not be comparable with similar measures presented by other issuers.

The tables below provide a reconciliation of the non-GAAP measures to comparable GAAP measures.

APPENDIX A

NON-GAAP RECONCILIATIONS – ADJUSTED EBITDA AND ADJUSTED EARNINGS

CONSOLIDATED EARNINGS

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars)
Liquids Pipelines	2,623	2,331	4,580	4,924
Gas Transmission	1,433	1,442	3,003	2,915
Gas Distribution and Storage	878	510	2,587	2,110
Renewable Power Generation	118	109	306	332
Eliminations and Other	(216)	1,167	(620)	1,207
EBITDA	4,836	5,559	9,856	11,488
Depreciation and amortization	(1,429)	(1,391)	(2,862)	(2,799)
Interest expense	(1,395)	(1,181)	(2,617)	(2,515)
Income tax expense	(442)	(666)	(1,029)	(1,363)
Earnings attributable to noncontrolling interests and redeemable noncontrolling interest	(69)	(42)	(69)	(168)
Preference share dividends	(105)	(102)	(212)	(205)
Earnings attributable to common shareholders	1,396	2,177	3,067	4,438

ADJUSTED EBITDA TO ADJUSTED EARNINGS

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars; except per share amounts)
Liquids Pipelines	2,341	2,336	4,644	4,957
Gas Transmission	1,421	1,384	2,939	2,823
Gas Distribution and Storage	878	840	2,587	2,440
Renewable Power Generation	131	120	333	361
Eliminations and Other	5	(36)	83	(109)
Adjusted EBITDA	4,776	4,644	10,586	10,472
Depreciation and amortization	(1,482)	(1,441)	(2,967)	(2,900)
Interest expense	(1,288)	(1,213)	(2,541)	(2,474)
Income tax expense	(450)	(429)	(1,201)	(1,138)
Earnings attributable to noncontrolling interests and redeemable noncontrolling interest	(69)	(41)	(153)	(95)
Preference share dividends	(105)	(102)	(212)	(205)
Adjusted earnings	1,382	1,418	3,512	3,660
Adjusted earnings per common share	0.63	0.65	1.61	1.68

EBITDA TO ADJUSTED EARNINGS

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars; except per share amounts)
EBITDA	4,836	5,559	9,856	11,488
Adjusting items:
Change in unrealized derivative fair value (gain)/loss	(276)	(1,323)	496	(1,481)
Gain on sale of assets	—	—	—	(114)
Realized hedge loss	—	—	—	139
Asset impairments	—	330	—	330
Other	216	78	234	110
Total adjusting items	(60)	(915)	730	(1,016)
Adjusted EBITDA	4,776	4,644	10,586	10,472
Depreciation and amortization	(1,429)	(1,391)	(2,862)	(2,799)
Interest expense	(1,395)	(1,181)	(2,617)	(2,515)
Income tax expense	(442)	(666)	(1,029)	(1,363)
Earnings attributable to noncontrolling interests and redeemable noncontrolling interest	(69)	(42)	(69)	(168)
Preference share dividends	(105)	(102)	(212)	(205)
Adjusting items in respect of:
Depreciation and amortization	(53)	(50)	(105)	(101)
Interest expense	107	(32)	76	41
Income tax expense	(8)	237	(172)	225
Earnings attributable to noncontrolling interests	—	1	(84)	73
Adjusted earnings	1,382	1,418	3,512	3,660
Adjusted earnings per common share	0.63	0.65	1.61	1.68

APPENDIX B

NON-GAAP RECONCILIATION – ADJUSTED EBITDA TO SEGMENTED EBITDA

LIQUIDS PIPELINES

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars)
Adjusted EBITDA	2,341	2,336	4,644	4,957
Change in unrealized derivative fair value gain/(loss)	432	33	80	38
Other	(150)	(38)	(144)	(71)
Total adjustments	282	(5)	(64)	(33)
EBITDA	2,623	2,331	4,580	4,924

GAS TRANSMISSION

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars)
Adjusted EBITDA	1,421	1,384	2,939	2,823
Change in unrealized derivative fair value gain/(loss)	17	40	36	(21)
Gain on sale of assets	—	—	—	87
Other	(5)	18	28	26
Total adjustments	12	58	64	92
EBITDA	1,433	1,442	3,003	2,915

GAS DISTRIBUTION AND STORAGE

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars)
Adjusted EBITDA	878	840	2,587	2,440
Asset impairment	—	(330)	—	(330)
Total adjustments	—	(330)	—	(330)
EBITDA	878	510	2,587	2,110

RENEWABLE POWER GENERATION

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars)
Adjusted EBITDA	131	120	333	361
Change in unrealized derivative fair value gain/(loss)	—	—	—	105
Realized hedge loss	—	—	—	(139)
Gain on sale of assets	—	—	—	27
Other	(13)	(11)	(27)	(22)
Total adjustments	(13)	(11)	(27)	(29)
EBITDA	118	109	306	332

ELIMINATIONS AND OTHER

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars)
Adjusted EBITDA	5	(36)	83	(109)
Change in unrealized derivative fair value gain/(loss) - Foreign exchange	(194)	1,216	(622)	1,286
Other	(27)	(13)	(81)	30
Total adjustments	(221)	1,203	(703)	1,316
EBITDA	(216)	1,167	(620)	1,207

APPENDIX C

NON-GAAP RECONCILIATION – CASH PROVIDED BY OPERATING ACTIVITIES TO DCF

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars)
Net cash provided by operating activities	4,111	3,238	6,453	6,291
Adjusted for changes in operating assets and liabilities[1]	(1,234)	(58)	687	841
	2,877	3,180	7,140	7,132
Distributions to noncontrolling interests and redeemable noncontrolling interest	(116)	(95)	(215)	(195)
Preference share dividends	(105)	(104)	(212)	(206)
Maintenance capital	(227)	(316)	(445)	(545)
Significant adjusting items:
Other receipts of cash not recognized in revenue	17	43	(41)	53
Distributions from equity investments in excess of cumulative earnings[2]	183	208	425	396
Other items	319	(13)	147	45
DCF	2,948	2,903	6,799	6,680

1
Changes in operating assets and liabilities, net of recoveries.
2
Presented net of adjusting items.